                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FalconStor Software, Inc.:

We consent to the  incorporation  by  reference in the  registration  statements
(numbers  333-69834,  333-103925,  333-125126 and 333-139032) filed on Form S-8, and in the  registration  statement  (number  333-69830)  filed on Form S-3,  of
FalconStor Software,  Inc. of our reports, dated March 14, 2007, with respect to
(i)  the  consolidated   balance  sheets  of  FalconStor   Software,   Inc.  and
subsidiaries  as of  December  31, 2006 and 2005,  and the related  consolidated statements of operations,  stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31,
2006, and (ii) management's  assessment of the effectiveness of internal control over  financial  reporting  as of December 31, 2006,  and the  effectiveness  of internal control over financial reporting as of December 31, 2006, which reports appear in the  December  31,  2006  annual  report  on Form  10-K of  FalconStor
Software,  Inc.  Our  reports,  dated  March 14,  2007,  refer to the  Company's adoption of Statement of Financial  Accounting Standards No. 123 (Revised 2004),
"SHARED-BASED PAYMENT", as of January 1, 2006.

                                                      /s/ KPMG LLP

Melville, New York
March 14, 2007